Exhibit 8.1

Subsidiaries of Lanvin Group Holdings Limited

Legal Name	Jurisdiction of Incorporation

Fosun Fashion Group (Cayman) Limited	Grand Cayman, Cayman Islands

Fosun Fashion Investment Holdings (HK) Limited	Hong Kong, P.R.C.

Fosun Fashion (Shanghai) Consulting Management Co., Ltd.	Shanghai, P.R.C.

SJK Investment Holdings Limited	Grand Cayman, Cayman Islands

FFG Investment (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg

Fosun Fashion Brand Management Co., Limited	Hong Kong, P.R.C.

Luminary Talent Limited	Hong Kong, P.R.C.

FFG Lily (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg

FFG Wisdom (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg

Fosun Fashion Brands Management Co., Limited	Shanghai, P.R.C.

Lanvin Group Fabric Development Technology (Haining) Co., Ltd.	Haining, P.R.C.

Virtuoso Investment Holdings Luxembourg S.à r.l.	The Grand Duchy of Luxembourg

FFG Lucky SAS	Paris, France

Fosun Fashion (Hainan) Industry Development Co., Ltd.	Hainan, P.R.C.

Shanghai Fulang Brand Management (Group) Co., Ltd.	Shanghai, P.R.C.

Oasis Fashion Holdings Limited	Hong Kong, P.R.C.

LANVIN GROUP S.R.L.	Milan, Italy

Arpege SAS	Paris, France

Wolford AG	Breagaz, Austria

Raffaele Caruso S.p.A	Soragna, Italy

St. John Knits International, Incorporated	Delaware, U.S.A.

Sergio Rossi S.p.A	San Mauro Pascoli, Italy

JEANNE LANVIN	Paris, France

LANVIN MONTE-CARLO	Monaco, Monaco

Lanvin Inc.	New York, U.S.A.

L3F CROISETTE	Paris, France

L1 Bal Harbour LLC	Miami, U.S.A.

L2 Crystals LLC	Las Vegas, U.S.A.

L3 Madison LLC	New York, U.S.A.

L4 Rodeo Drive LLC	Beverly Hills, U.S.A.

L5 US ECOM LLC	New York, U.S.A.

L6 MADISON, LLC	New York, U.S.A.

L8 South Coast Plaza LLC	Costa Mesa, U.S.A.

L1 SPIGA Srl	Milan, Italy

L1 Outlet Srl	San Remo, Italy

LANVIN JAPAN K.K.	Tokyo, Japan

LANVIN ASIA PACIFIC Ltd.	Hong Kong, P.R.C.

Lans Atelier (SHANGHAI) Trading Co., Ltd.	Shanghai, P.R.C.

LANVIN MACAU LIMITED	Macao, P.R.C.

LANVIN TAIWAN Ltd.	Taipei, P.R.C.

LANVIN LIMITED	London, U.K.

Wolford proizvodnja in trgovina d.o.o.	Murska Sobota, Slovenia

Wolford Deutschland GmbH	Bielefeld, Germany

Wolford (Schweiz) AG	Opfikon, Switzerland

Wolford London Ltd.	London, U.K.

Wolford Paris S.A.R.L.	Paris, France

Wolford Italia S.r.l.	Mailand, Italy

Wolford España S.L.	Madrid, Spain

Wolford Scandinavia ApS	Kopenhagen, Danmark

Wolford America, Inc.	New York, U.S.A.

Wolford Nederland B.V.	Amsterdam, Netherlands

Wolford Canada Inc.	Vancouver, Canada

Wolford Asia Limited	Hong Kong, P.R.C.

Wolford Belgium N.V.	Antwerpen, Belgium

Wolford Berangere	Paris, France

Wolford (Shanghai) Trading Co., Ltd.	Shanghai, P.R.C.

St. John Knits, Inc.	California, U.S.A.

St. John Asia Limited	Hong Kong, P.R.C.

St. John Canada Corporation	Nova Scotia, Canada

St. John China Limited	Hong Kong, P.R.C.

St. John China Holdings Limited	Hong Kong, P.R.C.

St. John (Shanghai) Trading Co., Ltd.	Shanghai, P.R.C.

St. John de Mexico S.A. de C.V.	Tijuana Baja, Mexico

Sergio Rossi Retail s.r.l.	San Mauro Pascoli, Italy

Sergio Rossi USA Inc.	New York, U.S.A.

Sergio Rossi UK Limited	London, U.K.

Sergio Rossi Japan Limited	Tokyo, Japan

Sergio Rossi Hong Kong Limited	Hong Kong, P.R.C.

Sergio Rossi Shanghai Trading Limited	Shanghai, P.R.C.

Sergio Rossi Deutschland GmbH	München, Germany

LANV. Fashion Pte. Ltd.	Singapore

Lanvin Group Fashion (America), Inc.	Delaware, U.S.A.

Oriental Bright Investment (BVI) Limited	British Virgin Islands

LANVIN HONG KONG LIMITED	Hong Kong, P.R.C.

Fulang (Zhuhai Hengqin) Fashion Industry Development Co., Ltd.	Zhuhai, P.R.C.

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